UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 12, 2011

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 12, 2011, the Board of Directors (the “Board”) of News Corporation (the “Company”) approved an amendment (the “Amendment”) to Article I, Section 8 of the Company’s Amended and Restated By-Laws (the “By-laws”) to replace the Company’s plurality vote standard with a majority vote standard in uncontested director elections. The Amendment became effective immediately upon its adoption by the Board. Under the majority vote standard, each director shall be elected by a majority of the votes cast, which means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). In contested elections where the number of nominees for director exceeds the number of directors to be elected, the vote standard will continue to be a plurality of the votes cast.

Pursuant to the Amendment, an incumbent director standing for re-election who does not receive a majority of the votes cast in an uncontested election shall tender his or her resignation to the Board within 10 calendar days of the certification of the election results. The Nominating and Corporate Governance Committee of the Board or a committee designated by the Board pursuant to the By-laws (the “Committee”) shall make a recommendation to the Board on whether to accept the director’s resignation. The Committee and the Board may consider any factors they deem relevant and appropriate in reaching a decision. The Board shall act on the tendered resignation within 90 days of the certification of election results and promptly disclose its decision. The Amendment provides that unless otherwise provided by the By-laws, a director who tenders his or her resignation shall not participate in the Committee’s recommendation or the Board’s determination. Additionally, if in the applicable election, (i) less than two members of the Committee are elected, the independent Board members who were elected shall consider and make a recommendation on whether to accept the tendered resignations and (ii) less than three directors are elected, all directors may participate in the decision on whether to accept the resignations. If a nominee who is not an incumbent director does not receive a majority of the votes cast in an uncontested election, the nominee shall not be elected. In accordance with the Amendment, the Board shall not nominate for election any candidate who has not consented to comply with Article I, Section 8 of the By-laws.

In connection with the Amendment, the Board approved a list of factors that the Board shall consider, in addition to all factors it deems relevant, when deciding whether to accept the resignation of a director who does not receive a majority of the votes cast in an uncontested election in accordance with the By-laws. These factors are set forth in the Company’s Statement of Corporate Governance and shall include, but not be limited to, (i) the stated reason that stockholders voted against a director and whether such reason was based on actions authorized or approved by the full Board; (ii) a director’s qualifications and contributions; (iii) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any Securities and Exchange Commission or listing requirements; (iv) the availability of other qualified director candidates; and (v) whether the acceptance of the resignation would trigger a default or breach under a material agreement to which the Company is a party.

A copy of the By-laws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of News Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION
(REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: April 15, 2011

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of News Corporation